GENERAL SIGNAL CORPORATION

                           1992 STOCK INCENTIVE PLAN*

1.  Purpose

The purpose of this Plan is to offer as an additional incentive to the officers and other designated employees most responsible for the growth and success of General Signal Corporation (the "Corporation") the opportunity to increase their proprietary interest in the Corporation under conditions which will encourage their continued employment in the service of the Corporation. In addition, this Plan provides an opportunity for non-employee directors to increase their interest as shareholders of the Corporation, which serves to align the interests of non-employee directors with other shareholders.

2.  Administration

The portion of this Plan with respect to options and restricted stock applicable to employees shall be administered by a Committee of not less than three (3) members appointed annually by the Board of Directors.
The Committee, which may but need not be the Personnel and Compensation Committee, shall be composed of members of the Board of Directors who are not eligible to receive awards applicable to employees under this Plan. The Committee shall act by a majority vote or by a written statement signed by a majority of the members. Subject to the express provisions of this Plan, the Committee shall determine the individuals to whom, and the time or times at which awards shall be granted, the number of shares to be subject to each award and other terms and conditions thereof.

The portion of this Plan with respect to restricted stock applicable to non-employee directors shall be administered by the Secretary of the Corporation. Since the restricted stock is based on deferral elections by non-employee directors, this function will be limited to matters of interpretation and administration oversight.


3.  Stock Subject to Plan

The shares to be issued under this Plan shall be made available, at the discretion of the Board of Directors, either from the authorized but unissued shares of Common Stock of the Corporation or from shares of Common Stock reacquired by the Corporation, including shares purchased in the open market.

Subject to the provisions of the next succeeding paragraph of this
Section 3, the aggregate number of shares of Common Stock reserved and available for issuance under this Plan shall not exceed 1,800,000 shares.

If, prior to the termination of this Plan, an option granted under this Plan shall expire, be canceled or terminate for any reason without having been exercised in full, or if any shares subject to restrictions are forfeited and the forfeiting person received no benefits of ownership (other than voting rights), such as dividends from the forfeited shares, the unpurchased or forfeited shares, as applicable, shall again become available for awards under this Plan. In the event that the number of outstanding shares of Common Stock of the Corporation shall be changed by reason of split-ups or combinations of shares or recapitalization or by reason of stock dividends, the number of shares for which awards may thereafter be granted under this Plan, the number of shares then subject to awards theretofore granted under this Plan, and the price per share payable upon exercise of such awards, shall be appropriately adjusted as determined by the Board of Directors so as to reflect such change. Awards may also contain provisions for their continuation or for other equitable adjustments after changes in shares of Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

4.  Eligibility and Participation

Awards of options and restricted stock applicable to employees may be granted only to officers and other designated employees of the Corporation and of its subsidiaries, present and future. A director of the Corporation who is not also an officer or other employee of the Corporation or of one of its subsidiaries ("Eligible Director") will be eligible only with respect to the provisions of this Plan concerning the deferral of directors' fees into restricted stock.

5.  Stock Options

    Grant

Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the persons to whom options shall be granted, the number of shares to be covered by each option and the conditions and limitations, if any, in addition to those set forth in this Section 5, applicable to such options. At the discretion of the Committee, options may be granted to replace shares of the Corporation's Common Stock used as part or all of the purchase price of other options under this Plan or any other stock option plan of the Corporation.

    Option Prices

The purchase price of the Common Stock under each option shall be not less than 100% of the fair market value of the stock on the date the option is granted. The purchase price is to be paid in full upon the exercise of the option, and payment shall be made in cash, or by check, bank draft or money order payable to the order of the Corporation, or, with the approval of the Committee, by delivering shares of Common Stock of the Corporation of equivalent fair market value on the date the option is exercised. Fair market value shall be the closing price on the New York Stock Exchange or, in the event that no sale shall have taken place, the mean between the closing bid and asked prices.

If the Committee grants any incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, the aggregate fair market value, determined at the time such option is granted, of the shares with respect to which such options are exercisable for the first time by any one employee during any calendar year (under this Plan and any other plan which is maintained by the Corporation or its subsidiaries and which provides for the granting of such options) shall not exceed $100,000.

    Form of Option

Options granted pursuant to this Plan shall be evidenced by Stock Option Agreements in such form as the Committee shall from time to time adopt. Options may, but need not, be subject to such terms and conditions as will qualify their holders for special Federal income tax treatment pursuant to any provision of the Internal Revenue Code of 1986 as may be enacted from time to time. Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the Stock Option Agreement with respect to such option; provided, however, that no option shall be exercised later than ten years from the date of grant of the option. In any event, all options granted hereunder shall terminate and expire upon the first to occur of the following events:

(a) the termination date specified in the option agreement;

(b) the expiration of three (3) months from the date an optionee ceases to be employed by the Corporation or its subsidiaries other than by reason of death or retirement; provided, however, that the Committee may permit an additional period of up to five (5) years to exercise an option from the date an optionee ceases to be employed involuntarily by the Corporation or its subsidiaries by reason of the sale or other disposition of a subsidiary or a division;

(c) the expiration of five (5) years from the date an optionee ceases to be employed by the Corporation or its subsidiaries by reason of retirement in accordance with the terms of a pension plan maintained by the Corporation or a subsidiary, or the expiration of one (1) year from such retiree's death, whichever is later; and

(d) the expiration of one (1) year from the date of an optionee's death if his death occurs at a time when the optionee is in the employ of the Corporation or a subsidiary.

After termination of employment for any reason, an optionee, or his legal representative, may exercise, subject to the above time limitations, only that portion of his option which he has a right to exercise on such date of termination unless the Stock Option Agreement specifically allows a greater portion of the option to continue to become exercisable within such time limitations.

The Committee may in its sole discretion include in any option granted pursuant to this Section 5 a provision to the effect that, in the event of a change in control of the Corporation (as such term may be defined by the Committee), each outstanding option shall be canceled at such time as the Committee shall specify, and in lieu thereof the participant shall have a right to receive cash payments in such amounts and subject to such vesting and payout terms as the Committee may prescribe.

    Compensation in Lieu of Exercise

Upon written application of an optionee, the Corporation may, with the approval of the Committee, substitute for the exercise of an option compensation to the optionee not in excess of the difference between the option price and the fair market value, determined in accordance with this Section 5, of the shares covered by such written application as of the date thereof. Such compensation may be in cash or shares of Common Stock of equivalent fair market value, or both, as the Committee may determine. In the event compensation is substituted pursuant to this
Section 5 for the exercise, in whole or in part, of an option, the option shall be reduced by the option shares for which such compensation is substituted, and such shares shall again be available for awards under this Plan. Notwithstanding anything to the contrary contained herein, for the purpose of determining the difference between the option price and the fair market value to optionees who request such substitution, such fair market value shall be deemed to be the closing sale price of the Corporation's Common Stock on the New York Stock Exchange on the date of such request or, with respect to requests during the period beginning on the third business day following the date of release by the Corporation of its quarterly financial results and ending on the twelfth business day following the date of such release, such fair market value shall be determined by the Committee but shall not exceed the highest closing sale price or be less than the lowest closing price of the Corporation's Common Stock on the New York Stock Exchange during such period.


    Non-Transferability of Option

No option granted under this Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an option may be exercised during the lifetime of the holder thereof, only by him.

6.  Restricted Stock

    Grant

Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the officers and other employees to whom, and the time or times at which, grants of restricted stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

Restricted stock awards granted pursuant to this Plan shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall from time to time adopt. The Committee may condition the lapse of restrictions on restricted stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

Each participant receiving a restricted stock award shall be issued a stock certificate in respect of such shares of restricted stock. Such certificate shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award.

The Committee shall require that stock certificates evidencing such shares be held by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any restricted stock award, the participant shall have delivered to the Corporation a stock power, endorsed in blank, relating to the stock covered by such award.

    Restrictions and Conditions

The shares of restricted stock awarded pursuant to this Section 6 shall be subject to the following restrictions and conditions:

(a) During a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of restricted stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine;

(b) Except as provided in paragraph (a) above, the participant shall have, with respect to the shares of restricted stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends;

(c) Upon termination of a participant's employment with the Corporation or any subsidiary for any reason during the Restriction Period, shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee in the Restricted Stock Agreement;


(d) If and when the Restriction Period expires without a prior forfeiture of the restricted stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares of stock shall be delivered promptly to the participant, and the certificates for the shares of restricted stock shall be canceled.

The Committee may in its sole discretion include in any restricted stock award pursuant to this Section 6 a provision to the effect that, in the event of a change in control of the Corporation (as such term may be defined by the Committee), such restricted stock (to the extent not vested) shall be forfeited at such time as the Committee shall specify, and in lieu thereof the participant shall have a right to receive cash payments in such amounts and subject to such vesting and payout terms as the Committee may prescribe.

7.  Directors' Fees

    Deferral of Regular Cash Compensation into Restricted Stock

Each Eligible Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof restricted stock. Any such election shall be in writing and must be made at least six months before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter except as to compensation for services rendered at least six months after any such election to revoke or change is made in writing. In consideration for forgoing cash compensation, the amount so deferred shall be increased (subject to Section 8) by 10% for purposes of determining the amount of restricted stock to be credited to such director.

If an Eligible Director so elects to defer, there shall be credited to such director a number of shares of restricted stock equal to the amount of the deferral (increased by 10% as described in the preceding sentence) divided by the reported closing price of the stock on the New York Stock Exchange - Composite Transactions on the last business day of the month in which the compensation would have been paid in the absence of a deferral election.

    Restrictions and Forfeiture

Restricted stock issued under this Section shall have a restriction period of five (5) years. Notwithstanding any other provision of this Section, such restricted stock shall be subject to the following terms and conditions:

(a) Restricted stock shall be represented by a stock certificate registered in the name of the holder. The holder shall have the right to enjoy all shareholder rights during the restriction period (including the right to vote the shares and the right to receive any cash dividends) with the exception that:

(i) The holder may not sell, transfer, pledge or assign the stock during the restriction period;

(ii) The Corporation may either issue shares subject to such restrictive legends and/or stop transfer instructions as it deems appropriate or provide for retention of custody of the stock during the restriction period; and

(iii) A breach of the terms and conditions during the restriction period shall cause a forfeiture of the restricted stock.

(b) All restrictions shall lapse and the holder of restricted stock shall be entitled to the delivery of a stock certificate or certificates upon the earliest of the following:

(i) Five (5) years from the date the applicable shares are credited to such holder;

(ii) The date of the holder's death or disability;

(iii) The date the holder, after being nominated by the Board, is not elected by the shareholders in an election for the Board; or

(iv) The date on which the Board determines that the holder will not be nominated for election to the Board.

(v) The date on which the holder resigns from the Board in connection with his entering into any governmental, diplomatic or other service or employment, but only if, in the opinion of outside legal counsel selected by the Corporation, the holder's continued service on the Board would have created an inadvisable potential conflict of interest.

(c) Restricted stock shall be entirely forfeited in the event that during a restriction period the holder:

(i) Resigns (other than by reason of disability or pursuant to subsection (b)(v) above) or is dismissed for cause from the Board during his elected term; or

(ii) Refuses to stand for an election to the Board after having been nominated by the Board.

For purposes of subsection (b) above, "disability" shall mean long term disability as determined under rules and procedures that apply under the Corporation's Long Term Disability Plan then in effect. For purposes of subsection (c) above, a holder shall be considered to have been dismissed for cause if and only if he is dismissed on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation.

The holder may elect in writing at least three months before the end of any restriction period irrevocably to re-defer restricted stock for additional five (5)-year periods subject to the above terms and conditions.

8.  Effective Period of Plan

This Plan shall become effective upon the date of its approval by the shareholders of the Corporation. Unless earlier terminated by the Board of Directors, this Plan shall terminate on April 22, 1997 but such termination shall not affect awards granted prior thereto. Notwithstanding the foregoing, the provisions set forth in Section 7 with respect to the increase in the amount deferred by 10% for purposes of determining the amount of restricted stock to be credited to an Eligible Director shall not be effective unless and until the Secretary of the Corporation shall be satisfied that such provisions are not inconsistent with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and if the Secretary of the Corporation determines that only a lesser percentage than 10% shall be consistent with such requirements, such lesser percentage shall be substituted for 10% in
Section 7.

9.  Amendment of Plan

The Board of Directors of the Corporation may from time to time make such amendments of this Plan as it shall deem advisable; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon, increase the maximum number of shares as to which awards may be granted under this Plan (except as otherwise provided in Section 3), permit the granting of options at less than 100% of fair market value at time of grant or change the class of persons eligible to receive awards under this Plan. No amendment of this Plan may, without the consent of the holder of an existing award, adversely affect his rights thereunder. In addition, the provisions of this Plan applicable to non-employee directors may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.


* As Amended and Restated July 7, 1993